Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of CX2 Technologies, Inc., a Florida corporation (the "Company"), hereby certifies that:

              To my knowledge, the Annual Report on Form 10-KSB of the Company for the year ended March 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 12,, 2007

/s/ Adam Reiser

_______________________________________

Adam Reiser

Chief Executive Officer, President, Principal Executive,

Financial and Accounting Officer and

Chairman of the Board of Directors